UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 23, 2006

BRAINTECH, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-24911

(Commission File Number)

98-0168932

(IRS Employer Identification No.)

102-930 West 1st Street, North Vancouver, BC V7P 3N4

(Address of principal executive offices and Zip Code)

(604) 988-6440

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On January 23, 2006, we closed a private placement consisting of 1,008,548 units at a price of $0.50 per unit for gross proceeds of $504,274. Each unit consists of one common share and one non-transferable common share purchase warrant exercisable for a period of two years from the date of closing at an exercise price of $0.60. No finder’s fee was paid with respect to the transaction.

Item 7.01 Regulation FD Fair Disclosure

On January 23, 2006, we closed a private placement consisting of 1,008,548 units at a price of $0.50 per unit for gross proceeds of $504,274. Each unit consists of one common share and one non-transferable common share purchase warrant exercisable for a period of two years from the date of closing at an exercise price of $0.60. No finder’s fee was paid with respect to the transaction.

The shares were issued to an accredited investor pursuant to exemptions from registration as set out in Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAINTECH, INC.

/s/ Edward White

By: Edward White

Chief Financial Officer and Director

Date: January 25, 2006